                                                                       EXHIBIT 4

                         INVESTMENT ADVISORY AGREEMENT

       INVESTMENT ADVISORY AGREEMENT made as of this 30th day of December, 1992, between The Travelers Investment Management Company, a Connecticut general business corporation (hereinafter "TIMCO") and The Travelers Timed Aggressive Stock Account for Variable Annuities (hereinafter "Account TAS"), a separate account of The Travelers Insurance Company established by its President and Chief Executive Officer on January 2, 1987, pursuant to a resolution of The Travelers Insurance Company's Board of Directors on August 4, 1967, pursuant to Section 38-154a of the Connecticut General Statutes.

                                  WITNESSETH:

       WHEREAS, Account TAS and TIMCO wish to enter into an agreement setting forth the terms upon which TIMCO will perform certain services for Account TAS.

       NOW, THEREFORE, in consideration of the promise and the mutual agreements herein contained, the parties hereto agree as follows:

1. Account TAS hereby employs TIMCO to manage the investment and reinvestment of the assets of Account TAS and to perform the other services herein set forth, subject to the supervision of the Board of Managers of Account TAS (hereinafter the "Board") for the period and on the terms herein set forth. TIMCO hereby accepts such employment and agrees during such period, at its own expense, to render the services and to assume the obligations herein set forth for the compensation herein provided.

2. In carrying out these obligations to manage the investment and reinvestment of the assets of Account TAS, TIMCO shall:

       a. obtain and evaluate pertinent economic, statistical and financial data and other information relevant to the investment policy of Account TAS, affecting the economy generally and individual companies or industries, the securities of which are included in Account TAS's portfolio or are under consideration for inclusion therein;

       b. be authorized to purchase supplemental research and other services from brokers at additional cost to Account TAS;

       c. regularly furnish to the Board recommendations with respect to any investment program for approval, modification or rejection by the Board;

       d. take such steps as are necessary to implement the investment program approved by the Board; and

       e. regularly report to the Board with respect to implementation of the approved investment program and any other activities in connection with the administration of the assets of Account TAS.

3. Any investment program undertaken by TIMCO pursuant to this Agreement and any other activities undertaken by TIMCO on behalf of Account TAS shall at all times be subject to any directives of the Board or any duly constituted committee thereof acting pursuant to like authority.

4. For the services rendered hereunder, TIMCO will receive an amount equivalent on an annual basis to the following:

                    Aggregate
                     Annual                                             Net Asset Value
                 Management Fee                                         of the Account
                 --------------                                         --------------
                     0.50%                 of the first                 $ 20,000,000, plus
                     0.25%                 of the next                  $ 80,000,000, plus
                     0.20%                 of the next                  $200,000,000, plus
                     0.15%                 of amounts over              $300,000,000.

       The advisory fees will be deducted on each valuation date.


5. The services of TIMCO to Account TAS hereunder are not to be deemed exclusive and TIMCO shall be free to render similar services to others so long as its services hereunder are not impaired or interfered with thereby.

6. If approved by a vote of a majority of the outstanding voting securities of Account TAS (as defined in the Investment Company Act of 1940), this Investment Advisory Agreement:

       a. may not be terminated by TIMCO, without the prior approval of a new Investment Advisory Agreement by a vote of a majority of the outstanding voting securities of Account TAS, and shall be subject to termination, without the payment of any penalty, upon sixty days' written notice to the investment adviser, by the Board or by a vote of a majority of the outstanding voting securities of Account TAS;

       b. shall not be amended without prior approval of a majority of the outstanding voting securities of Account TAS;

       c.     shall automatically terminate upon assignment by either party;
              and

       d. shall continue in effect for a period of more than two years from the date of its execution, only so long as such continuance is specifically approved (i) at least annually by a vote of a majority of the Board who are not parties to, or interested persons of any party to, such agreement, cast in person at a meeting called for the purpose of voting on such approval and at which the Board has been furnished such information as may be reasonably necessary to evaluate the terms of said agreement, or
              (ii) by a vote of a majority of the outstanding voting securities of Account TAS.

7. This Investment Advisory Agreement is subject to the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission.

       IN WITNESS WHEREOF, the parties hereto have caused this Investment Advisory Agreement to be signed by their respective officials thereunto duly authorized and seals to be affixed, in the case of TIMCO, as of the day and year first above written.

                                        THE TRAVELERS TIMED AGGRESSIVE STOCK
                                        ACCOUNT FOR VARIABLE ANNUITIES


                                        By:
                                           ---------------------------
                                           Chairman, Board of Managers

WITNESS:

------------------------------
Secretary, Board of Managers


                                        THE TRAVELERS INVESTMENT
                                        MANAGEMENT COMPANY


                                        By:
                                           ---------------------------
                                           President


ATTEST:       (Seal)


------------------------------
Corporate Secretary

                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

       AMENDMENT made as of May 1, 1996 to the Investment Advisory Agreement made as of the 30th day of December, 1992, between The Travelers Investment Management Company, a Connecticut general business corporation (hereinafter "TIMCO") and The Travelers Timed Aggressive Stock Account for Variable Annuities (hereinafter "Account TAS"), a separate account of The Travelers Insurance Company established by its President and Chief Executive Officer on January 2, 1987, pursuant to a resolution of The Travelers Insurance Company's Board of Directors on August 4, 1967, pursuant to Section 38-154a of the Connecticut General Statutes (the "Advisory Agreement").

                                  WITNESSETH:

       WHEREAS, Account TAS and TIMCO have entered into an Advisory Agreement setting forth the terms upon which TIMCO will perform certain services for Account TAS; and

       WHEREAS, Account TAS and TIMCO wish to amend the Advisory Agreement to change the investment advisory fee.

       NOW THEREFORE, in consideration of the promises and the mutual agreements herein contained, the parties hereto agree to amend paragraph 4 of the Advisory Agreement to read as follows:

4. For the services rendered hereunder, TIMCO will receive an amount equivalent on an annual basis to 0.35% of the average daily net assets of Account TAS, such fees to be deducted on each valuation date.

       IN WITNESS WHEREOF, the parties hereto have caused this amendment to the Advisory Agreement to be signed by their respective officials thereunto duly authorized and seals to be affixed, in the case of TIMCO, as of the day and year first above written.


                                        THE TRAVELERS TIMED AGGRESSIVE STOCK
                                        ACCOUNT FOR VARIABLE ANNUITIES

                                        By:
                                           ---------------------------
                                           Chairman, Board of Managers

WITNESS:


------------------------------
Secretary, Board of Managers

                                        THE TRAVELERS INVESTMENT
                                        MANAGEMENT COMPANY

                                        By:
                                           ---------------------------
                                           President

ATTEST:  (Seal)